EXHIBIT 5



LAW OFFICES
MITRANI, RYNOR, ADAMSKY, MACAULAY & ZORRILLA, P.A.
2200 SUNTRUST INTERNATIONAL CENTER
ONE SOUTHEAST THIRD AVENUE
MIAMI, FLORIDA 33131
E-mail: rmacaulay@mitrani.com                        Telephone:  305-358-0050
                                                     Telecopier: 305-358-9617



                                December 12, 2000

Imaging Diagnostic Systems, Inc.
6531 Northwest 18 Court
Plantation, Florida  33313

                           Re: Imaging Diagnostic Systems, Inc., Form S-2 Registration Statement No. 333-51220

Ladies and Gentlemen:

         We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 7,089,685 shares of the Company's common stock, no par value, which are issuable upon exercise of the Company's put option (the "Option" pursuant to its November 30, 2000, Amended Private Equity Credit Agreement (the "Private Equity Agreement") with Charlton Avenue, LLC (the "Shares").

         We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, as amended, the Private Equity Agreement, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

         Based on the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized and (ii) when the Option is exercised and the Shares are issued

Imaging Diagnostic Systems, Inc.
Page 2
December 12, 2000


against payment in accordance with the terms of the Option, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.


                                Sincerely,

                          /s/ Mitrani, Rynor, Adamsky, Macaulay & Zorrilla, P.A.

                                MITRANI, RYNOR, ADAMSKY,
                                  MACAULAY & ZORRILLA, P.A.